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                                                                    Exhibit 10.4


                                  FORM 53-901F

               Section 85 (1) -- Securities Act (British Columbia)
                        (or the equivalent thereof under
                   Canadian Provincial Securities Legislation)



1.       REPORTING ISSUER

         Ivanhoe Mines Ltd. ("Ivanhoe")
         World Trade Centre
         Suite 654 - 999 Canada Place
         Vancouver, British Columbia
         V6C 3E1

2.       DATE OF MATERIAL CHANGE

         March 13, 2002

3.       PRESS RELEASE

         Date of Issuance:     March 13, 2002
         Place of Issuance:    Vancouver, British Columbia

4.       SUMMARY OF MATERIAL CHANGE

         Ivanhoe arranged an underwritten equity financing of approximately $55 million with a syndicate of underwriters led by Griffiths McBurney & Partners and including HSBC Securities (Canada) Inc. and Haywood Securities Inc. (collectively, the "Underwriters").

5.       FULL DESCRIPTION OF MATERIAL CHANGE

         Pursuant to an underwriting agreement dated March 13, 2002 between Ivanhoe and the Underwriters, the Underwriters agreed to purchase 12,000,000 common shares (the "Common Shares") of Ivanhoe at a price of Cdn$3.25 per share. The Underwriters were also granted an option (the "Underwriters' Option"), exercisable in whole or in part at the sole discretion of the Underwriters, to purchase up to an additional 8,000,000 Common Shares at a price of Cdn$3.25 per share, on or before March 18, 2002. Ivanhoe agreed to pay to the Underwriters a fee equal to $0.1625 per Common Share (5% of the issue price) in consideration of the underwriting services rendered by the Underwriters in connection with the offering.

         On March 15, 2002 Ivanhoe filed a preliminary short form prospectus in all provinces of Canada other than Quebec to qualify for distribution 12,000,000 Common Shares, plus up to 8,000,000 Common Shares issuable pursuant to the Underwriters' Option, at a price of $3.25 per Common Share. On March 18, 2002, the Underwriters elected to partially

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         exercise the Underwriters' Option by agreeing to purchase an additional
         5,450,000 Common Shares. The transaction is scheduled to close on or about April 3, 2002.

6.       RELIANCE ON SECTION 85 (2) OF THE ACT

         Not applicable

7.       OMITTED INFORMATION

         Not applicable

8.       SENIOR OFFICER

         For further information contact:

         Beverly Bartlett
         Ivanhoe Mines Ltd.
         World Trade Centre
         Suite 654 - 999 Canada Place
         Vancouver, British Columbia
         V6C 3E1

         Telephone:  (604) 688-5755

9.       STATEMENT OF SENIOR OFFICER

         The foregoing accurately discloses the material change referred to herein.

         DATED at Vancouver, British Columbia this 22nd day of March, 2002.


         IVANHOE MINES LTD.



         Per:       "Beverly Bartlett"
                -----------------------------
                   Beverly Bartlett
                   Corporate Secretary